UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 17, 2007

ARCHSTONE-SMITH TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-11706	84-1592064
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

9200 E. Panorama Circle, Suite 400, Englewood, CO		80112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 708-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events

On August 17, 2007, Archstone-Smith Trust (referred to herein as “we,” “us,” “our,” “the company,” “our company” or “Archstone”), the individual trustees of Archstone, Lehman Brothers Holdings, Inc. and Tishman Speyer Properties, L.P. agreed in principle with various shareholder plaintiffs to settle all of the previously disclosed separate shareholder class action lawsuits that challenged the proposed merger of our company with and into River Acquisition (MD), LP pursuant to the Agreement and Plan of Merger, dated as of May 28, 2007, as amended by Amendment No. 1 thereto, dated as of August 5, 2007 (as amended, the “merger agreement”), by and among Archstone, Archstone-Smith Operating Trust, River Holding, LP, River Acquisition (MD), LP, and River Trust Acquisition (MD), LLC, and the other transactions contemplated thereby.

Under the terms of the proposed settlement, all claims relating to the merger agreement and the proposed merger will be dismissed on behalf of the settlement class. The settlement is subject to court approval. In connection with the settlement, we have agreed to make certain additional disclosures to our definitive proxy statement dated July 12, 2007 (our “proxy statement”).  In addition, the parties contemplate that plaintiffs’ counsel will petition the court for an award of attorneys’ fees and expenses to be paid by us, up to an agreed-upon limit.  Additional information regarding the proposed settlement and the additional disclosures made to the proxy statement are further described in the proxy supplement to our proxy statement. A copy of the proxy supplement to our proxy statement is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.              Financial Statements and Exhibits

Exhibit Number	Description of Exhibit

99.1	Supplement to Proxy Statement dated August 17, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2007	By:	/s/ Thomas S. Reif
Thomas S. Reif
Group Vice President and Associate General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Supplement to Proxy Statement dated August 17, 2007